EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:	Investor Relations Anna Marie Dunlap 949-719-2236 am.dunlap@trizetto.com	Media Relations Margie McCarthy 303-495-7225 margie.mccarthy@trizetto.com

TriZetto Reports First Quarter 2003 Results

Revenue Up 16%, EBITDA Up 45%

NEWPORT BEACH, Calif. – April 22, 2003 – The TriZetto® Group, Inc. (Nasdaq:TZIX) reported financial results today for the first quarter ended March 31, 2003. The company’s first quarter pro forma earnings per share exceeded analysts’ consensus estimates.

“Our first quarter performance was on target, with internal revenue growth of 16% and a 45% increase in earnings before interest, taxes, depreciation and amortization (EBITDA),” said Jeffrey H. Margolis, TriZetto’s chief executive officer. “Our first quarter net loss narrowed by 42% over the same quarter last year, reflecting operational improvements and an intangible asset impairment charge taken in the fourth quarter of 2002. We now expect to report our first profit as a public company in the fourth quarter of this year. We funded our software development and other strategic initiatives during the quarter, using less capital than planned. Our financial position remained solid, with $85.7 million in cash and equivalents at quarter’s end.”

First Quarter Financial and Operations Highlights

•	Total revenue grew to $69.0 million in the first quarter of 2003, an increase of 16% over the $59.7 million reported in the first quarter of 2002. All of the increase was from existing operations.

•	EBITDA was $5.9 million in the first quarter of 2003, compared with EBITDA of $4.1 million in the first quarter of 2002.

•	Net loss for the first quarter of 2003 improved to $2.7 million or $0.06 per diluted share from a net loss of $4.6 million or $0.10 per diluted share in the first quarter last year.

•	Diluted pro forma earnings per share were $0.02 in the first quarter of 2003, compared with $0.03 in the same quarter last year. (Note: Pro forma numbers exclude acquisition-related expenses. For a detailed definition of pro forma, see attached financial statements. First quarter 2003 pro forma numbers were taxed at 40% while 2002 pro forma numbers were taxed at approximately 5%.)

CORPORATE OFFICE	WEB

567 San Nicolas Drive, Suite 360 Newport Beach, CA 92660 949-719-2200 Fax: 949-219-2197	www.TriZetto.com

TriZetto Reports First Quarter 2003 Results/2

•	Days sales outstanding were 65 for first quarter 2003, compared with 72 in the same quarter last year.

•	Total revenue backlog at March 31, 2003 was approximately $574.9 million. Twelve-month revenue backlog was approximately $178.0 million. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

•	351 contracts were signed in the first quarter, with a total value of $62.2 million. 44 of these were business services contracts (software hosting and other outsourced services) valued at $27.8 million, and 78 were software license contracts valued at $23.7 million. 229 contracts were for consulting and implementation services, valued at $27.8 million.

“We believe the changes we have made to improve sales are beginning to show results. We signed new bookings of $62.2 million in the quarter, with substantial contracts in all three strategic business units – proprietary software, consulting and outsourced services. Under the largest of these contracts, we significantly expanded our role in implementing Facets for the managed care segment of a health plan with several million members. (The customer prefers to remain unnamed until the project is fully completed.) After the end of the first quarter, that same customer signed an agreement under which TriZetto will host Facets for the customer’s managed care business. In addition, we signed Facets license and implementation agreements with CareSource, a former AMISYS customer, and the behavioral health, dental and vision units of PacifiCare Health Systems. In our benefits administration business, we also signed several sizeable contracts, including a renewal with PacifiCare’s PPO unit, and new contracts with Mutual of Omaha and HealthNetworks.”

“Our payer sales cycles continue to be a year or longer, particularly with larger health plans or customers that are considering the purchase of multiple TriZetto products and services,” Margolis continued. “Even so, we are encouraged by the opportunities in our pipeline and confident that our market share will continue to expand over time. Given our focus on health plans and benefits administrators, on-going investment in our enterprise software, and comprehensive products and services, we believe we are positioned to win over the long term.”

Financial Review / Outlook

Financial guidance for the second quarter of 2003 and fiscal year 2003 is attached to this press release. Guidance for fiscal year 2003 remains unchanged from April 1, 2003; guidance for the second quarter of 2003 is new. Guidance is also posted on the company’s web site at www.trizetto.com, “Investor Relations”, “Financial Reports”. TriZetto’s actual financial results may vary from guidance, depending upon the timing of contract signings, competition, changes in demand for products and services, and such other factors identified in TriZetto’s Form 10-K and other SEC filings.

CORPORATE OFFICE	WEB

567 San Nicolas Drive, Suite 360 Newport Beach, CA 92660 949-719-2200 Fax: 949-219-2197	www.TriZetto.com

TriZetto Reports First Quarter Results/3

Revenue – First quarter revenue totaled $69.0 million, up 16% from $59.7 million in the first quarter of 2002. All of the increase was organic, the result of growth in software license, maintenance and implementation revenue. Given the typical seasonality of its software license revenue, the company expects revenue to be lower in the first half of 2003 than in the second half. For the second quarter of 2003, total revenue is expected to range from $74—$78 million.

Recurring revenue totaled $39.1 million in the first quarter of 2003 and non-recurring revenue was $29.9 million. Recurring revenue in the first quarter was 57% of total revenue, compared with 67% in the first quarter of 2002 and 55% in the fourth quarter of 2002. The year-over-year decrease in the percentage of recurring revenue reflects a change in the mix of business, toward non-recurring revenue associated with several large customer implementations and software license contracts.

EBITDA – TriZetto posted EBITDA of $5.9 million in the first quarter of 2003, compared with $4.1 million in the first quarter of 2002. The improvement in EBITDA reflects higher revenue and continued emphasis on pricing discipline and cost control throughout the company. The company expects EBITDA to be lower in the first half of 2003 than in the second half of the year, reflecting seasonally lower revenue that is typical in the first half of the year. For the second quarter of 2003, EBITDA is expected to range from $7.0—$7.5 million.

Net Loss/Per Share Data – TriZetto reported a net loss of $2.7 million in the first quarter of 2003, or a loss per diluted share of $0.06, compared with a loss of $4.6 million or $0.10 per diluted share in the first quarter of 2002. This improvement is primarily the result of an intangible asset impairment charge taken in fourth quarter 2002, which eliminated part of the acquisition-related amortization of intangible assets from the company’s income statement. The impairment charge was taken in accordance with Financial Accounting Standards 142 and 144. For the second quarter of 2003, the net loss is expected to range from $1.9 – $2.5 million, and the net loss per share is expected to range from $0.04—$0.05.

TriZetto’s pro forma net income in the first quarter of 2003 was $0.92 million, or $0.02 per diluted share, compared to pro forma net income of $1.3 million, or $0.03 per diluted share in the first quarter of 2002. In the first quarter of 2003, TriZetto began taxing its pro forma earnings at 40%. The decline in first quarter 2003 pro forma net income, compared with the same quarter last year, is the result of the higher tax rate. For the second quarter of 2003, pro forma net income is expected to range from $1.0—$1.5 million, and pro forma earnings per share are expected to range from $0.02—$0.03.

Cash Resources – Cash, restricted cash and short-term investments totaled $85.7 million at March 31, 2003. TriZetto generated approximately $9.7 million in cash from operations during the first quarter of 2003.

CORPORATE OFFICE	WEB

567 San Nicolas Drive, Suite 360 Newport Beach, CA 92660 949-719-2200 Fax: 949-219-2197	www.TriZetto.com

TriZetto Reports First Quarter Results/4

About TriZetto

The TriZetto Group, Inc. offers a broad portfolio of healthcare information technology (IT) products and services that can be delivered individually or combined to create a comprehensive solution. The company provides:

•	leading proprietary and third-party software, including e-business applications;

•	outsourced services, such as software hosting, transaction processing and IT department operations; and

•	strategic and implementation consulting.

TriZetto is focused on three healthcare markets: payers, benefit administrators and physician groups. The company has nearly 500 customers representing approximately 40 percent of the U.S. insured population. Headquartered in Newport Beach, Calif., TriZetto can be reached at (949) 719-2200 or www.trizetto.com.

Conference Call

TriZetto will host a conference call to discuss its first quarter results today at 7:30 a.m. Pacific Time. To listen to the conference call via the Internet, go to TriZetto’s Web site at www.trizetto.com, click on “Investor Relations,” and follow the instructions provided.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto’s services, future service offerings, client and partner relationships, and TriZetto’s operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s services, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions, which form the basis of TriZetto’s service offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s Form 10-K and other SEC filings.

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CORPORATE OFFICE	WEB

567 San Nicolas Drive, Suite 360 Newport Beach, CA 92660 949-719-2200 Fax: 949-219-2197	www.TriZetto.com

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Revenues
Recurring revenue	$39,143	$39,784
Non-recurring revenue	29,891	19,910

Total revenues	69,034	59,694

Cost of revenues
Recurring revenue	28,430	28,205
Non-recurring revenue	19,512	12,194

Total cost of revenues	47,942	40,399

Gross profit	21,092	19,295

Operating expenses
Research and development	5,922	5,431
Selling, general and administrative	14,002	13,264
Amortization of goodwill and other intangible assets	3,309	6,482
Restructuring and related impairment charges	—	79

Total operating expenses	23,233	25,256

Loss from operations	(2,141)	(5,961)

Interest income	317	325
Interest expense	(545)	(368)

Loss before (provision for) benefit from income taxes	(2,369)	(6,004)

(Provision for) benefit from income taxes	(300)	1,390

Net loss	$(2,669)	$(4,614)

Net loss per share:
Basic and diluted	$(0.06)	$(0.10)

Weighted average shares outstanding:
Basic and diluted	45,886	44,919

Other financial data:
Pro forma net income (a)	$918	$1,323
EBITDA (b)	$5,944	$4,109
12-month backlog (c)	$178	$175
Total backlog (d)	$575	$630

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

See footnote definitions on following page.

(a)

The Company defines pro forma net income as earnings before amortization of intangible assets, amortization of deferred stock compensation, restructuring and related impairment charges, write-offs of in-process research and development costs, impairment of goodwill and other intangible assets and related taxes.

	Reconciliation of net loss to pro forma net income:

	Net loss	$(2,669)	$(4,614)
	Amortization of intangible assets and deferred stock compensation	3,899	7,319
	Restructuring and related impairment charges	—	79
	Provision for (benefit from) income taxes	300	(1,390)

	Pro forma pre tax income	1,530	1,394
	Pro forma income tax provision	(612)	(71)

	Pro forma net income	$918	$1,323

	Pro forma net income per share:
	Basic	$0.02	$0.03

	Diluted	$0.02	$0.03

	Pro forma weighted average shares outstanding:
	Basic	45,886	44,919

	Diluted	46,871	46,832

(b)

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, write-offs of in-process research and development costs, restructuring and related impairment charges, and impairment of goodwill and other intangible assets, including amortization of deferred stock compensation. Total depreciation, amortization, restructuring and related impairment charges and impairment of goodwill and other intangible assets for the three months ended March 31, 2003 and 2002, were $8,085 and $10,070, respectively.

(c)	The Company defines 12-month backlog as minimum recurring revenue and non-recurring software licenses from existing contracts to be recognized over the next 12 months.

(d)	The Company defines total backlog as total revenue not yet recognized from recurring revenue and non-recurring software licenses from existing contracts.

The TriZetto Group, Inc.

Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Revenues
Recurring revenue	$39,143	$39,784
Non-recurring revenue	29,891	19,910

Total revenues	69,034	59,694

Cost of revenues
Recurring revenue	25,809	26,139
Non-recurring revenue	18,756	11,860

Total cost of revenues	44,565	37,999

Gross profit	24,469	21,695

Operating expenses
Research and development	5,569	5,376
Selling, general and administrative	12,956	12,210

	18,525	17,586

EBITDA	5,944	4,109

Operating depreciation and amortization	4,186	2,672
Amortization of deferred stock compensation	590	837
Amortization of goodwill and other intangible assets	3,309	6,482
Restructuring and related impairment charges	—	79

	8,085	10,070

Loss from operations	(2,141)	(5,961)

Interest income	317	325
Interest expense	(545)	(368)

Loss before (provision for) benefit from income taxes	(2,369)	(6,004)

(Provision for) benefit from income taxes	(300)	1,390

Net loss	$(2,669)	$(4,614)

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(unaudited and in thousands)

	March 31,	December 31,
	2003	2002
Assets
Current assets:
Cash, restricted cash and investments	$85,690	$81,117
Accounts receivable, net	39,830	32,847
Prepaid expenses and other current assets	7,914	9,511

Total current assets	133,434	123,475

Property and equipment, net	41,228	42,307
Other assets	19,718	18,237
Goodwill and other intangible assets, net	51,218	53,977

Total assets	$245,598	$237,996

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,310	$10,757
Short-term note payables and capital lease obligations	18,783	17,921
Other accrued liabilities	63,053	52,466

Total current liabilities	91,146	81,144
Deferred taxes	—	—
Other long-term obligations	19,040	19,438

Total liabilities	110,186	100,582

Total stockholders’ equity	135,412	137,414

Total liabilities and stockholders’ equity	$245,598	$237,996